EXHIBIT 5


BRUSSELS                                                         FOLEY : LARDNER
CHICAGO                                                         Attorneys at Law
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH


                                  May 16, 2002


Trailer Bridge, Inc.
10405 New Berlin Road, E.
Jacksonville, Florida   32226

         Re: Registration Statement for Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Trailer Bridge, Inc. Stock Incentive Plan and Trailer Bridge, Inc. Non-Employee Director Stock Incentive Plan

Ladies and Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Trailer Bridge, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 1,350,000 shares of common stock par value $0.01 (the "Shares") issuable pursuant to the Trailer Bridge, Inc. Stock Incentive Plan and Trailer Bridge, Inc. Non-Employee Director Stock Incentive Plan.

         We have examined and are familiar with the following:

         A. Amended and Restated Certificate of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Delaware;

         B.     Bylaws of the Company;

         C. The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan; and

         D. Such other documents, Company records and matters of law as we have deemed to be pertinent.


FOLEY & LARDNER                                             CLIENT/MATTER NUMBER
The Greenleaf Building                                      051722-0101
200 Laura Street
Jacksonville, Florida  32202-3510
P. O. Box 240
Jacksonville, Florida  32201-0240

TEL: 904.359.2000
FAX: 904.359.8700
WWW.FOLEYLARDNER.COM

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Trailer Bridge, Inc.
May 16, 2002
Page 2


         Based on the foregoing, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange commission promulgated thereunder.


                                          FOLEY & LARDNER